SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2014
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Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 10, 2014, the Board of Directors (the “Board”) of Quest Diagnostics Incorporated (the “Company”) increased its size from 9 to 10 directors, and increased the number of directors in the class of directors whose term expires at the Company’s 2014 Annual Meeting of Stockholders from 3 to 4. After considering the recommendation of the Board's Governance Committee, the Board elected Timothy L. Main, Chairman of Jabil Circuit, Inc. to fill the resulting vacancy.

The Board determined that Mr. Main is an independent director pursuant to the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its corporate governance principles.

The Board appointed Mr. Main to its Audit and Finance Committee, which was increased in size from 4 to 5 members.

Mr. Main will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s proxy statement for its annual meeting of stockholders, filed April 11, 2013. As part of that compensation, Mr. Main received a one-time grant of 2,037 options and 658 restricted stock units upon becoming a member of the Company’s Board.

A copy of the Company’s press release announcing the election is attached hereto as exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated January 13, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 13, 2014

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary